UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Secured Diversified Investment, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURED DIVERSIFIED INVESTMENT, LTD.
12202 NORTH SCOTTSDALE ROAD
PHOENIX, AZ 85054

June 22, 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Secured Diversified Investment, Ltd., which will be held at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120, on July 3, 2007, at 11:00 am Pacific Daylight Time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Secured Diversified Investment, Ltd.

Sincerely,
/s/ Jan Wallace
Jan Wallace Chief Executive Officer and Director

Secured Diversified Investment, Ltd.
12202 North Scottsdale Road
Phoenix, AZ 85054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 22, 2007
To the Shareholders of Secured Diversified Investment, Ltd.:

The annual meeting of shareholders of Secured Diversified Investment, Ltd. will be held at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120, on July 3, 2007, at 11:00 am Pacific Daylight Time, for the following purposes:

1.
To elect Ms. Jan Wallace, Mr. Peter Richman, and Mr. Jay Kister as members of our Board of Directors until the 2008 annual meeting of the shareholders or until their successors have been elected and qualified;

2.	To approve a grant of authority to our Board of Directors to change the name of our company at a later date;

3.
To approve a grant of authority to our Board of Directors to reverse split our outstanding common and preferred stock at a ratio of up to 10 to 1, as determined at a later date in the discretion of the Board of Directors; and

4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on June 13, 2007 are entitled to notice of and to vote at the meeting. The Company’s proxy statement accompanies this notice. All shareholders are invited to attend the meeting in person.
By Order of the Board of Directors,
/s/ Jan Wallace
Jan Wallace Chief Executive Officer and Director

JUNE 22, 2007
IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE SECURED DIVERSIFIED INVESTMENT, LTD. THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

SECURED DIVERSIFIED INVESTMENT, LTD.
12202 NORTH SCOTTSDALE ROAD
PHOENIX, AZ 85054

PROXY STATEMENT

For the Annual Meeting of Shareholders
To be held July 3, 2007

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SECURED DIVERSIFIED INVESTMENT, LTD. OR ANY OTHER PERSON.

MATTERS TO BE CONSIDERED

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Secured Diversified Investment, Ltd. (the “Company”) for use at the annual meeting of the shareholders of the Company, or any adjournments thereof. The meeting will be held at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120, on July 3, 2007, at 11:00 am Pacific Daylight Time, for the following purposes:

1.
To elect Ms. Jan Wallace, Mr. Peter Richman, and Mr. Jay Kister as members of our Board of Directors until the 2008 annual meeting of the shareholders or until their successors have been elected and qualified;

2.	To approve a grant of authority to our Board of Directors to change the name of our company at a later date;

3.
To approve a grant of authority to our Board of Directors to reverse split our outstanding common and preferred stock at a ratio of up to 10 to 1, as determined at a later date in the discretion of the Board of Directors; and

4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about June 22, 2007.

RECORD DATE

The Board of Directors of Secured Diversified Investment, Ltd. has fixed the close of business on June 13, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

PROXY SOLICITATION

In addition to the solicitation of proxies by the Board of Directors through use of the mails, proxies may also be solicited by Secured Diversified Investment, Ltd. and its directors, officers and employees (who will receive no additional compensation therefore) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the annual meeting and of soliciting proxies therefore, including the cost of printing and mailing this proxy statement and related materials. The Company has spent approximately $8,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that the Company will spend an additional $1,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding the Company's proxies and related materials may be directed in writing to the Chief Executive Officer, Jan Wallace, 12202 North Scottsdale Road Phoenix, AZ 85054.

QUORUM

The presence, in person or by proxy duly authorized, of 34% of all the shares outstanding, represented by shareholders of record, will constitute a quorum of that voting group for action on that matter. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The nominees elected as directors are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, either present in person or represented by proxy at the meeting, up to the number of directors to be elected by such shares. Shareholders entitled to vote at any election of directors are not entitled to cumulative votes. Votes may be cast in favor of the election of directors or withheld. Votes that are withheld will be counted for the purposes of determining the presence or absence of a quorum, but will have no other effect on the election of directors.

The affirmative vote of the holders of a majority of the shares of common stock and Series A Preferred Stock outstanding on the record date is required for the grant of authority to the Company’s Board of Directors to change the Company’s name and to conduct a reverse split of up to 10 to 1 of the Company’s outstanding stock. Stockholders may vote in favor of or against these proposals, or they may abstain. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote against the proposals listed in this proxy statement.

On the record date, there were 2,896,820 shares of common stock outstanding held by approximately 436 shareholders of record. Each share of common stock is entitled to one vote on each matter to be considered. There were also outstanding at the record date 355,978 shares of Series A Preferred Stock held by approximately 159 shareholders of record. Each share of Series A Preferred Stock is entitled to one vote on each matter to be considered.

Shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, broker non−votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors or the approval of the other matters voted upon at the annual meeting.

OTHER MATTERS

All Proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying Notice of Meeting and on the proxy card. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

SHAREHOLDER PROPOSALS

No proposals have been received from any shareholder to be considered at the annual meeting.

The deadline for submittal of shareholder proposals for the next regularly scheduled annual meeting will be not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting. A shareholder proposal submitted outside the processes of SEC Regulation Section 240.14a−8 will be considered untimely if received at the principal offices of the Company on or after 45 days prior to the Company's release of its proxy statement to shareholders.

DISSENTERS’ RIGHT OF APPRAISAL

There are no rights of appraisal or similar rights of dissenters with respect to any of the scheduled matters to be acted upon at the annual meeting.

REVOCATION OF PROXY

Execution of a proxy by a shareholder will not affect such shareholder's right to attend the annual meeting and to vote in person. Any shareholder who executes a proxy has a right to revoke it at any time before it is voted by: (a) advising the Company in writing of such revocation; (b) executing a later−dated proxy which is presented to us at or prior to the annual meeting; or (c) appearing at the annual meeting and voting in person. Attendance at the annual meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person has any substantial interest, direct or indirect, in the any matter to be acted upon other than the election of directors.

SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.
PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the annual meeting, shareholders will be asked to consider and to take action on the election of three persons to the Board of Directors (the “Board”). The persons named below are nominees for election as a director and all nominees are currently serving as directors of the Company. If any such nominee cannot be a candidate for election at the annual meeting, then it is management's intention to vote its shares voted either for a substitute nominee designated by the Board or for the election only of the remaining nominees.

Name	Age
Jan Wallace	52
Peter Richman	40
Jay Kister	32

Set forth below is a brief description of the background and business experience of each of the nominees for director.

Jan Wallace. Ms. Wallace is our CEO, President and Director. She is also the President of Wallace Black Financial & Investment Services, a private consulting company to private and public companies and individuals for business, financial and Investment strategies. Ms. Wallace has served as the President and CEO of three public companies listed on the Over-The-Counter Bulletin Board: MW Medical from 1998 to 2001; Dynamic and Associates, Inc.; and Claire Technologies, Inc. from 1994 to 1995. From 1987 to 1996, Ms. Wallace was associated with four Canadian companies: Active Systems as Executive Vice President; The Heafey Group, as financial consultant; Mailhouse Plus, Ltd., owner and President; and Pitney Bowes, first female sales executive. Ms. Wallace has a B.A. in Political Science and Economics from Queens University, Kingston, Ontario, Canada.

Peter Richman. Dr. Richman is one of our Directors. Dr. Richman is a Board Certified and Licensed Physician in three states. Since 2003, Dr. Richman has been an Assistant Professor at the Mayo Clinic of Medicine, Scottsdale, Arizona. From 1997 to 2001, Dr. Richman served as attending emergency physician and attending physician at Morristown Memorial Hospital, Morristown New Jersey. From 2001 to 2004, Dr. Richman was Senior Associate Consultant at

the Mayo Clinic Hospital, Scottsdale, Arizona. Dr. Richman is the author and co-author of numerous medical publications and currently involved in a number of medical research projects. Dr. Richman was the co-founder and editor-in-chief of Choicemedia.com recently acquired by the Polaris, Sequoia, and Allen Group in 2005. Dr. Richman earned a Bachelor of Arts in Political Science from Brandeis University in 1989. Dr. Richman earned his medical degree from S.U.N.Y Health Science Center at Syracuse in 1993 and his MBA from Arizona State University in 2005.

Jay Kister. Mr. Kister is one of our Directors. Since June 2001, Mr. Kister has been employed with Blossom Valley Mortgage, Inc. Mr. Kister currently serves as a Loan Broker. From April 1999 to June 2001, Mr. Kister was a Personal Banker for San Diego National Bank. He was primarily responsible opening and servicing commercial accounts and commercial loans. From May 1998 to April 1999, Mr. Kister worked for Bank of America performing essentially the same functions as he performed for San Diego National Bank. Mr. Kister earned a Bachelor of Arts degree in Spanish from Weber State University in Ogden, Utah in August 1997.

It is the intention of the person named in the accompanying proxy to vote proxies for the election of the three nominees. Each nominee has consented to being named in this proxy statement and to serve, if elected. In the event that any of the nominees should for some reason, presently unknown, become unavailable for election, the persons named in the form of proxy as proxy holders intend to vote for substitute nominees.

TERMS OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders, or until their successors are elected and qualified, or until removed from office in accordance with our bylaws.

EXECUTIVE OFFICERs and significant employees

Our executive officers are appointed by our Board of Directors and hold office until removed by the Board. The following table sets forth the names of our executive officers, their ages, and present position.

Name	Age	Position
Jan Wallace	52	Chief Executive Officer and President
Munjit Johal	51	Chief Financial Officer

Set forth below is a brief description of the background and business experience of Mr. Munjit Johal. Information describing the background and experience of Ms. Jan Wallace is set forth above.

Munjit Johal. Mr. Johal is our Chief Financial Officer. Mr. Johal has broad experience in accounting, finance and management in the public sector. Mr. Johal also serves as the Chief Financial Officer for Makeup.Com Limited, and Davi Skin, Inc. Since 1998, Mr. Johal has served as the Chief Financial Officer for Dippy Foods, Inc. Mr. Johal held the same position with Bengal Recycling from 1996 to 1997. As the Chief Financial Officer for these companies, Mr. Johal was primarily responsible for overseeing the financial affairs of these entities and ensuring that their financial statements of these were accurate and complete and complied with all applicable reporting requirements. From 1990 to 1995, Mr. Johal serves as the Executive VP for Pacific Heritage Bank in Torrance, California. Mr. Johal earned his MBA degree from the University of San Francisco in 1980. He received his BS degree in History from the University of California in Los Angeles in 1978.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended 2006 and 2005.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jan Wallace President & CEO	2006 2005	180,000 8,641	- -	600,000 -	- -	- -	- -	- -	60000 8,641
Munjit Johal CFO	2006 2005	84,000 79,000	- -	200,000	- -	- -	- -	- -	30000 79,000

Narrative Disclosure to the Summary Compensation Table

In April 2005, we entered into a Consulting Agreement with Wallace Black Financial & Investment Services (“WB”) to provide consulting services to us. Jan Wallace, our Chief Executive Officer, is a principal of WB. The Consulting Agreement provides for payment of $10,000 per month, the issuances of 400,000 shares of 144 restricted shares of common stock and 400,000 warrants exercisable at a price range from $0.50 to $2.00 for five (5) years from the date the contract is executed. Of the common shares issued to Wallace Black, only 200,000 shares were placed in Ms. Wallace’s name and the remaining 200,000 shares were issued to Ms. Black. The warrants to purchase 400,000 shares remain held in WB, in which Ms. Wallace holds indirect beneficial ownership. Additionally, Ms. Wallace was to be granted shares having a fair market value of $22,500 for each full month of service. In December 2005, we renegotiated the agreement with Ms. Wallace, who agreed accept the unpaid portion in cash through August 31, 2005, amounting to $112,500 and reduce her compensation to $8,500 per month through December 31, 2005. Ms Wallace also agreed to cancel shares issued for each month of service. Ms Wallace had received 45,000 shares that she returned to our corporate treasury.

In April 2005, we entered into an employment agreement with our Chief Financial Officer, Munjit Johal. As provided in the employment agreement, Mr. Johal is paid a base salary of $84,000. Mr. Johal received $79,000 in salary for the fiscal year ended December 31, 2005 and $84,000 in salary for the fiscal year ended December 31, 2006. Mr. Johal’s employment agreement expired April 2007. Salary paid is recorded in the summary compensation table above in the column titled “Salary.”

As performance based bonuses in connection with their service to our company, the board of directors in 2006 issued to Ms. Wallace 400,000 shares of our common stock and 200,000 shares of our common stock to Mr. Johal as a stock award. The aggregate value of these shares was computed in accordance with FAS 123R and is reported in the summary compensation table above in the column titled “Stock Awards.”

At no time during the last fiscal year was any outstanding option repriced or otherwise modified. There was no tandem feature, reload feature, or tax-reimbursement feature associated with any of the stock options we granted to our executive officers or otherwise.

Outstanding Equity Awards at Fiscal Year-End 2006

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jan Wallace	400,000	-	-	$0.50-$2,00	3/10/2010	-	-	-	-
Munjit Johal (1)	-	-	-	-	-	-	-	-	-

(1)
Effective April 1, 2005, Mr. Johal agreed to rescind his 250,000 shares of common stock and options to purchase 500,000 shares of common stock provided under his December 31, 2003 employment agreement and return his share certificates to our corporate treasury. Mr. Johal returned his share certificate to our corporate treasury.

Compensation of Directors

The table below summarizes all compensation of our directors as of December 31, 2006.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jan Wallace	-	-	-	-	-	-	-
Peter Richman	-	-	-	-	-	-	-
Patrick McNiven (1)	-	-	-	-	-	-	-
Jay Kister	-	-	-	-	-	-	-

(1)	Mr. McNevin resigned as a member of our board of directors on April 30, 2006.

Narrative Disclosure to the Director Compensation Table

Non-employee directors were not paid for their services in fiscal year ended December 31, 2006.

The consideration earned or paid to Jan Wallace and Munjit Johal were earned in connection with their service as executive officers. Jan Wallace and Munjit Johal received no compensation for their service as members of our board of directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our executive officers.

FAMILY RELATIONSHIPS

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

LEGAL PROCEEDINGS

On January 13, 2006, Alliance Title Company, Inc. (“Alliance”) filed a complaint in the matter of Alliance Title Company, Inc. v. Secured Diversified Investment, Ltd. (case no. 06CC02129) in the Superior Court of California, County of Orange. The complaint alleges that Alliance, our escrow agent, was entrusted with $267,000 pursuant to escrow instructions, and that a mutual written agreement among the parties to the escrow was required to properly disperse the funds. Alliance further alleges that no instructions were provided to disperse the funds, but instead, competing claims for the funds were made by Secured Diversified Investment, Ltd., Clifford L. Strand, William S. Biddle, Gernot Trolf, Nationwide Commercial Brokers, Inc., and Prime Time Auctions, Inc.

Alliance has deposited the funds with the court and has asked for a declaration of rights regarding the funds. On April 5, 2007, this matter was settled with all parties involved. Each of the parties involved will pay its prorata share of these costs.

On January 5, 2007, our company and Ms. Jan Wallace entered into a Confidential Settlement and General Release Agreement (the “Settlement Agreement”) with Mr. Clifford L. Strand to resolve litigation in the matters of Clifford L. Strand v. Secured Diversified Investment, Ltd. (case no. 06CC02350) in the Superior Court of California, County of Orange, and William S. Biddle v. Secured Diversified Investment, Ltd. (case no. 06CC03959) in the Superior Court of California, County of Orange (the “Lawsuits”), as well as other claims involving Mr. Strand and our company as set forth in the Agreement.

With respect to the $267,000 that Alliance Title Company deposited with the Superior Court of California in the matter of Alliance Title Company, Inc. v. Secured Diversified Investment, Ltd. (case no. 06CC02129), we had previously entered into a settlement agreement with Mr. William S. Biddle, Mr. Gernot Trolf, and Nationwide Commercial Brokers, Inc. that provides an order of disbursement as follows: $45,000 to Mr. Biddle, $42,000 to Mr. Trolf, $33,803 to Nationwide, and $33,803 to our company. Pursuant to an order dated May 16, 2006, Alliance Title Company, Inc. received $22,395 for attorney fees in the interpleader action. This left a balance of $89,998 remaining with the Superior Court of California. The Settlement Agreement with Mr. Strand provides that a stipulation and order of disbursement will be filed on the remaining $89,998 as follows: $80,000 to Mr. Strand and $9,998 to our company.

In addition to the above disbursement, the Settlement Agreement provides for a mutual release of claims, forbearance of prosecution, and dismissal of the Lawsuits with prejudice. Mr. Strand expressly waived any and all rights he may have had in connection with reemployment with our company, and agreed to refrain from pursuing complaints against our company and our officers and directors in any court or government agency.

Further under the Settlement Agreement, Mr. Strand granted an irrevocable proxy in connection with any shares of stock beneficially owned by him.

To the best of the Company’s knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

On February 15, 2006, we acquired a 33 1/3% tenant-in-common interest in property located at 12202 North Scottsdale Road, Phoenix, Arizona 85054. We acquired our interest for $200,000 from Ms. Jan Wallace, our officer and director, who holds the remaining 66 2/3% ownership in the property.

In April 2005, we entered into a Consulting Agreement with Wallace Black Financial & Investment Services (“WB”) to provide consulting services to us. Jan Wallace, our Chief Executive Officer, is a principal of WB. The Consulting Agreement provides for payment of $10,000 per month, the issuances of 400,000 shares of 144 restricted shares of common stock and 400,000 warrants exercisable at a price range from $0.50 to $2.00 for five (5) years from the date the contract is executed. Of the common shares issued to Wallace Black, only 200,000 shares were placed in Ms. Wallace’s name and the remaining 200,000 shares were issued to Ms. Black. The warrants to purchase 400,000 shares remain held in WB, in which Ms. Wallace holds indirect beneficial ownership. Additionally, Ms. Wallace was to be granted shares having a fair market value of $22,500 for each full month of service. In December 2005, we renegotiated the agreement with Ms. Wallace, who agreed accept the unpaid portion in cash through August 31, 2005, amounting to $112,500 and reduce her compensation to $8,500 per month through December 31, 2005. Ms Wallace also agreed to cancel shares issued for each month of service. Ms Wallace had received 45,000 shares that she returned to our corporate treasury.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of the Company’s knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by the Company during or with respect to the year ended December 31, 2006, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended , 2006:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Jan Wallace Chief Executive Officer, President, Director	0	1	0
Munjit Johal Chief Financial Officer	0	1	0
Peter Richman Director	0	0	1
Patrick McNiven Former Director	1	0	1
Jay Kister Director	1	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 13, 2007, the beneficial ownership of our voting capital stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our voting capital stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,252,798 shares of voting capital stock issued and outstanding on June 13, 2007, comprised of 2,896,820 shares of common stock and 355,978 shares of Series A Preferred Stock. Except as otherwise indicated, the address of each person named in this table is c/o Secured Diversified Investment, Ltd., 12202 North Scottsdale Road, Phoenix, AZ 85054.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class*
Executive Officers & Directors:
Common	Jan Wallace (2)	1,000,000 shares	27.3%
Common	Peter Richman	0 shares	0%
Common	Jay Kister (3)	5,998 shares	Less than 1%
Common	Munjit Johal	200,000 shares	6.1%
Total of All Directors and Executive Officers:		1,205,998 shares	33%
More Than 5% Beneficial Owners:
Common	Kelly Black 7349 N. Scottsdale Road, #515 Scottsdale, Arizona 85283	201,250 shares	6.1%
Common	Donald Schwall 8326 Geary Boulevard San Francisco, California 94121	400,000 shares	10.9%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)	Includes 600,000 shares of Common Stock held in her name and warrants to purchase 400,000 shares of Common Stock held in Wallace Black Financial & Investment Services.
(3)	Includes 5,000 shares of Common Stock held in his name and 998 shares held in joint tenancy with his wife Alicia Kister.

COMMITTES

Secured Diversified Investment, Ltd. does not currently have a compensation committee, executive committee, or stock plan committee. Secured Diversified Investment, Ltd. is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the NASD, under the symbol “SDVF.” The OTCBB does not have any listing requirements mandating the establishment of any particular committees.

Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time. We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

For the fiscal year ending December 31, 2006, the board of directors:

1.	Reviewed and discussed the audited financial statements with management, and

2.	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended December 31, 2006 to be included in the Company’s Annual Report on Form 10-KSB/A and filed with the Securities and Exchange Commission.

Nominating Committee

The Company's Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. The size of the Company and the size of the Board, at this time, do not require a separate nominating committee.

The Company's independent directors annually review all director performance over the past year and make recommendations to the Board for future nominations. When evaluating director nominees, the Company's independent directors consider the following factors:

▪	The appropriate size of the Company’s Board of Directors;

▪	The needs of the Company with respect to the particular talents and experience of its directors;

▪
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

▪	Experience in political affairs;

▪	Experience with accounting rules and practices; and

▪	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

The Company’s goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve the Company's best interests.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2006, the Board met 5 times, in person or by telephonic conference. Each incumbent Director attended in excess of 75 percent of the total meetings of the Board. In addition, various matters were approved by consent resolution which in each case was signed by each of the members of the Board then serving.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES. PROXIES SOLICITED BY SECURED DIVERSIFIED INVESTMENT, LTD. WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 2
BOARD AUTHORITY TO CHANGE NAME

The Board of Directors approved, and recommends that the Company’s shareholders approve, a grant of authority to the Board of Directors to amend our Articles of Incorporation for the sole purpose of changing the name of the corporation at a later date to a name that the Board of Directors deems advisable.

The Board of Directors believes that this authorization is in our best interest in that it will provide us the ability to change our name to best fit our developing business plan and objectives. In the past, we have undertaken a business model that includes investing in real estate properties designed to provide immediate appreciation with little debt service. We have been unsuccessful, however, in achieving revenues under this business plan. Several of our acquired real estate properties have became impaired and /or were assets that underperformed. These properties were incapable of generating sufficient revenues. As a result, our business plan to invest in real estate properties has failed.

At the date of this proxy statement, our company stands in financial jeopardy and may not continue as a going concern. We are not likely to raise capital under the present business model. As a result, our management has determined that it is in our best interest to attempt to locate and acquire new or additional business opportunities. Our new name will need to reflect any such new business opportunity as it is highly unlikely that our current name will suffice in this regard.

The principal purpose of this proposal is to save the cost and expense of another information statement once we determine what business or industry in which we intend to conduct our business operations, by private or public financing or by acquisition. We are currently exploring our alternatives including other business ventures and may need to change our name to more adequately reflect the nature of our business. If our name has to be changed to more adequately reflect our business, the time, delay and expense in having to call a special meeting for that purpose would be a disadvantage. Although the Board of Directors has no present intention of changing the name, if we are successful in changing the nature of our business, it would be beneficial to change the name in the event of a change of business, merger or acquisition.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AUTHORIZING THE BOARD TO CONDUCT A NAME CHANGE. PROXIES SOLICITED BY SECURED DIVERSIFIED INVESTMENT, LTD. WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 3
BOARD AUTHORITY TO REVERSE SPLIT

Our Board of Directors approved, and recommends that the Company’s shareholders approve, a grant of authority to the Board of Directors to reverse split the Company’s outstanding capital stock, including common stock, Series A Preferred Stock, and Series B Preferred Stock, at a ratio of up to 10 to 1, as determined at a later date in the discretion of the Board of Directors.

Our Board of Directors believes that it is in our best interest to grant authority to the Board to implement a reverse split at a later date if needed. As noted above, we are attempting to locate and acquire new or additional business opportunities. While no such relationships or funding have been identified as of yet, and while no particular plans, understandings or agreements are in place, we believe that the currently large number of issued and outstanding shares may negatively affect the consummation of any such relationship and that a smaller number of issued an outstanding shares will assist and attract funding sources or merger partners on terms that will be most beneficial to us and our stockholders.

As with the name change proposal above, the principal purpose of this proposal is to save the cost and expense of another information statement once a business opportunity is discovered. If a reverse split of the Company’s capital stock is required to consummate a business relationship, the time, delay and expense in having to call a special meeting for that purpose would be a disadvantage. Although the Board of Directors has no present intention of conducting a reverse stock split, it is in our best interest to provide the Board the flexibility needed to acquire a valuable business opportunity. Due to this uncertainly, we do not know at the present time whether the Board will decide to reverse split the Company’s outstanding captial stock or, if the Board decides to do so, whether the Board will choose to split the Company’s outstanding shares on a 10 to 1 or lesser ratio.

How a Reverse Stock Split Will Affect Stockholders

The stock split will affect all of our stockholders uniformly and will not affect any stockholders percentage ownership interests in the company, except to the extent that the result of the reverse stock split results in any of our shareholders owning a fractional share. If this occurs, the fractional shares will be rounded up to the next whole share. Additionally, if as a result of the reverse split calculations, any shareholders holding is reduced to an ownership of less than one share, or zero, we will round up that fractional share and grant such a shareholder at least one share in the Company, or, at our option, purchase the stockholders shares at the bid price existing for our stock on the day prior to the effectiveness of the reverse split. Such cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one share of stock after the reverse stock split and we elect to cash out such shareholders. In addition, the reverse stock split will not affect any stockholders percentage ownership or proportionate voting power, subject to the treatment of fractional shares.

The principal effect of the reverse stock split will be that the number of shares of the common and preferred stock issued and outstanding will be reduced as follows (assuming the Board exercises its right to reverse split up to 10 to 1):

Title of Stock	Shares Pre-Reverse	Shares Post-Reverse
Common Stock	2,896,820	289,682
Series A Preferred Stock	355,978	35,598
Series B Preferred Stock	8,044	805

The number of authorized shares will remain unaffected by this proposal.

Effect on Fractional Stockholders

The percentage of outstanding shares owned by each shareholder prior to the split will remain the same. Any fractional shares created by this reverse split will be rounded up to the next whole share. Additionally, if as a result of the reverse split calculations, any shareholder’s holdings is reduced to an ownership of less than one share, or zero, we will round up that fractional share and grant such a shareholder at least one share in the Company, or, at our option, purchase the stockholder’s shares at the bid price existing for our stock on the day prior to the effectiveness of the reverse split. No transaction costs will be assessed on this sale, however, the proceeds will be subject to federal income tax. In addition, fractional shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date they receive payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, fractional shareholders will have no further interest in us with respect to the cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

If you do not hold sufficient shares of stock to receive at least one share in the reverse stock split and you want to continue to hold our stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date of the reverse stock split:

1.
purchase a sufficient number of shares of stock so that you hold at least an amount of shares in your account prior to the reverse stock split that would entitle you to receive at least one share of stock on a post-reverse stock split basis; or

2.
if applicable, consolidate your accounts so that you hold at least an amount of shares of stock in one account prior to the reverse stock split that would entitle you to receive at least one share of stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in our stock records maintained by our transfer agent) and shares held in “street name" (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

You should be aware that, under the escheat laws of the various jurisdictions where you reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, we intend to treat stockholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders, holding the stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" shareholder

Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of the stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date.

Effect on Registered Certificated Shares

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Fidelity Transfer Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate and executed letter of transmittal you will be issued a new certificate reflecting your post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under "Effect on Fractional Shareholders". Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Potential Anti-Takeover Effect

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate the shares of stock or obtain control of us.

Procedure for Effecting Reverse Stock Split

The reverse stock split will become effective on the date decided by the Board of Directors in its sole discretion. Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AUTHORIZING THE BOARD TO CONDUCT A REVERSE STOCK SPLIT. PROXIES SOLICITED BY SECURED DIVERSIFIED INVESTMENT, LTD. WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

AUDIT FEES

The aggregate fees billed by our auditors for professional services rendered in connection with a review of the financial statements included in our quarterly reports on Form 10-QSB and the audit of our annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 were approximately $60,500 and $135,000 respectively.

AUDIT-RELATED FEES

Our auditors did not bill any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

TAX FEES

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning were $16,065and $11,540 for the fiscal years ended December 31, 2006 and December 31, 2005.

ALL OTHER FEES

The aggregate fees billed by our auditors for all other non-audit services, such as attending meetings and other miscellaneous financial consulting, for the fiscal years ended December 31, 2006 and 2005 were $2,000 and $0 respectively.

FINANCIAL AND OTHER INFORMATION

The Company has prepared and filed the Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006. The Company is sending to shareholders the annual report for the most recent fiscal year.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on the Company’s current plans and expectations. As such, these forward-looking statements involve uncertainty and risk.

The Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

By Order of the Board of Directors,
/s/ Jan Wallace
Jan Wallace Chief Executive Officer and Director

SECURED DIVERSIFIED INVESTMENT, LTD.

Annual Meeting of Shareholders
July 3, 2007

PROXY

This Proxy is solicited on behalf of the Board of Directors for use at the
Annual Meeting on July 3, 2007

The undersigned appoints Jan Wallace of Secured Diversified Investment, Ltd. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of shareholders of Secured Diversified Investment, Ltd., to be held July 3, 2007 beginning at 11:00 am, Pacific Daylight Time, at 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the proxy statement sent to shareholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X] Total Number of Shares Held: ____________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

1.	Election of Directors

Nominees - Ms. Jan Wallace, Dr. Peter Richman, and Mr. Jay Kister

FOR Election of ALL Nominees	NOT FOR Election of ALL Nominees	ABSTAIN
[ ]	[ ]	[ ]

Except vote withheld from the following nominee listed above. (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name in the list below.)

Mr. Jan Wallace, Dr. Peter Richman, Mr. Jay Kister

2.	Authorization granted to the Board of Directors to change the name of the Company at a later date as determined by the Board of Directors.

FOR Authority to Change Name	NOT FOR Authority to Change Name	ABSTAIN
[ ]	[ ]	[ ]

3.	Authorization granted to the Board of Directors to reverse split the Company’s common and preferred stock at a ratio of up to 10/1 as determined by the Board of Directors.

FOR Authority to Reverse Split	NOT FOR Authority to Reverse Split	ABSTAIN
[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Print Name	Signature	Date

Print Name	Signature	Date